 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 29, 2010

GLACIER BANCORP, INC.
(Exact name of registrant as specified in its charter)

Montana
(State or other jurisdiction of incorporation)

(Commission File Number) 000-18911	(IRS Employer Identification No.) 81-0519541

49 Commons Loop
Kalispell, Montana 59901
(Address of principal executive offices)  (zip code)

Registrant's telephone number, including area code: (406) 756-4200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act of (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act of (17 CFR 240.13e-4(c))

Item 5.02    Election of Directors.

On October 4, 2010, we issued a press release announcing the appointment of Sherry L. Cladouhos to the Board of Directors of Glacier Bancorp, Inc. effective September 29, 2010. Ms. Cladouhos joins the board as an “independent” director, as defined by NASDAQ. Ms. Cladouhos will serve on each of the Audit, Compensation, Nominating/Corporate Governance and Executive Loan Committees.

Ms. Cladouhos has not been involved in any related party transaction, within the meaning of Item 404(a) of Regulation S-K, with us or any of our subsidiaries. A copy of our press release is attached as Exhibit 99.1 and is incorporated herein in its entirety by reference.

Item 9.01    Financial Statements and Exhibits

(a)	Financial Statements: None

(b)	Pro Forma Financial Information: None

(c)	Shell Company Transactions: None

(d)	Exhibits:

99.1	Press Release dated October 4, 2010 regarding the appointment of Ms. Cladouhos as a new director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 4, 2010	GLACIER BANCORP, INC.

Michael J. Blodnick

	By:	Michael J. Blodnick
President and Chief Executive Officer